Exhibit (a)(1)(E)

Offer to Purchase for Cash by

Columbia Property Trust, Inc.

of

Up to $300,000,000 in Value of Shares of its Common Stock

At a Purchase Price of Not Greater Than $25.00 Nor Less Than $22.00 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME,

ON NOVEMBER 8, 2013, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND

DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

October 10, 2013

To Our Clients:

Columbia Property Trust, Inc., a Maryland corporation that has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (the “Company”), has listed its common stock, par value $0.01 per share (the “Common Stock”), on the New York Stock Exchange (“NYSE”), commencing on October 10, 2013, under the symbol “CXP”.

Enclosed for your consideration are the Offer to Purchase, dated October 10, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the Company’s offer to purchase for cash up to $300,000,000 in value of its shares of Common Stock at a price specified by tendering stockholders of not greater than $25.00 nor less than $22.00 per share of Common Stock, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in the Offer.

THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF COMMON STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF COMMON STOCK.

Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, the Company will determine a single price per share (the “Purchase Price”), which will be not greater than $25.00 nor less than $22.00 per share of Common Stock, that the Company will pay, subject to “odd lot” priority and proration, for shares of Common Stock properly tendered in the Offer and not properly withdrawn, and accepted for payment, taking into account the number of shares of Common Stock tendered pursuant to the Offer and the prices specified by the tendering stockholders. The Purchase Price will be the lowest price per share (in increments of $0.50) of not more than $25.00 and not less than $22.00 per share of Common Stock at which shares of Common Stock have been properly tendered or have been deemed to be tendered in the Offer that will enable the Company to purchase the maximum number of shares of Common Stock properly tendered in the Offer and not properly withdrawn, having an aggregate purchase price not exceeding $300,000,000 (or such lesser number if less than $300,000,000 in value of shares of Common Stock are properly tendered after giving effect to any shares of Common Stock properly withdrawn). The Company will not accept shares of Common Stock subject to conditional tenders, such as acceptance of all or none of the shares of Common Stock tendered by any tendering stockholder. The Company is not offering to purchase, and will not accept, any fractional shares in the offer.

All shares of Common Stock purchased in the Offer will be purchased at the same Purchase Price regardless of whether the stockholder tendered at a lower price. However, because of the “odd lot” priority and proration provisions described in the Offer to Purchase, all of the shares of Common Stock tendered at or below the Purchase Price may not be purchased if shares of Common Stock having an aggregate value in excess of $300,000,000 are properly tendered and not properly withdrawn.

Only shares of Common Stock properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Shares of Common Stock tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Section 1, “Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots”, Section 3, “Procedures for Tendering Shares of Common Stock”, and Section 4, “Withdrawal Rights”, of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if the number of shares of Common Stock properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $300,000,000, the Company will purchase shares of Common Stock: first, from all holders of “odd lots” of less than 100 shares of Common Stock who properly tender all of their shares at or below the Purchase Price and do not properly withdraw them prior to the Expiration Date; and second, from all other stockholders who properly tender shares of Common Stock at or below the Purchase Price and do not properly withdraw them prior to the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional shares of Common Stock, until the Company’s purchased shares of Common Stock resulting in an aggregate purchase price of $300,000,000. See Section 1, “Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots”, Section 3, “Procedures for Tendering Shares of Common Stock”, and Section 4, “Withdrawal Rights”, of the Offer to Purchase.

Because of the “odd lot” priority and proration provisions described above, it is possible that the Company will not purchase all of the shares of Common Stock that you tender even if you tender them at or below the final Purchase Price. See Section 1, “Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots”, of the Offer to Purchase.

We are the holder of record (directly or indirectly) of shares of Common Stock held for your account. As such, we are the only ones who can tender your shares of Common Stock, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use it to tender shares of Common Stock we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or a portion of the shares of Common Stock we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF COMMON STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF COMMON STOCK.

2.	If you want to tender shares, you may tender your shares of Common Stock at a price not greater than $25.00 nor less than $22.00 per share of Common Stock, in increments of $0.50, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest.

3.	You cannot instruct us to tender the same shares of Common Stock (unless previously validly withdrawn in accordance with the terms of the Offer) at more than one price.

4.	The Offer is not conditioned upon the receipt of financing or any minimum number of shares of Common Stock being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6, “Conditions of the Offer”, of the Offer to Purchase.

5.	The Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on November 8, 2013, unless the Offer is extended or withdrawn.

6.	You should consult with us as to whether any charges will apply as a result of your instruction to us to tender your shares of Common Stock on your behalf.

7.	If you are an Odd Lot Holder (as such term is defined in Section 1, “Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots”, of the Offer to Purchase) and you instruct us to tender on your behalf all of the shares of Common Stock that you own at or below the Purchase Price prior to the Expiration Date and check the box captioned “Odd Lot” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares of Common Stock for payment before any proration of the purchase of other tendered shares of Common Stock.

8.

Any tendering stockholder or other payee who is a U.S. holder (as defined in Section 13, “Material U.S. Federal Income Tax Consequences”, of the Offer to Purchase) and who fails to complete, sign and return to the Depositary the IRS Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to U.S. federal backup withholding on the gross proceeds paid to the U.S. holder pursuant to the Offer, unless such holder establishes that it is exempt from U.S. federal backup withholding. See Section 3, “Procedures for Tendering Shares of Common Stock”, of the Offer to Purchase.

9.	The Company is not offering to purchase, and will not accept, any fractional shares in the Offer.

If you wish to have us tender all or a portion of your shares of Common Stock, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on November 8, 2013, unless the Offer is extended or withdrawn.

This Offer is being made solely under the Offer to Purchase the related Letter of Transmittal, and any amendments or supplements thereto, and is being made to all holders of the Company’s shares of Common Stock. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer or the acceptance of shares of Common Stock pursuant to the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, stockholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Managers (as described in Section 16, “Miscellaneous”, of the Offer to Purchase) or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

ALTHOUGH THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF THE COMPANY’S BOARD OF DIRECTORS, THE DEALER MANAGERS (AS DEFINED IN THE OFFER TO PURCHASE), THE PAYING AGENT (AS DEFINED IN THE OFFER TO PURCHASE), THE DEPOSITARY (AS DEFINED IN THE OFFER TO PURCHASE), THE INFORMATION AGENT (AS DEFINED IN THE OFFER TO PURCHASE), OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OF COMMON STOCK OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES OF COMMON STOCK. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES OF COMMON STOCK AND, IF SO, HOW MANY SHARES OF COMMON STOCK TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THE SHARES OF COMMON STOCK. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR US.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash by

Columbia Property Trust, Inc.

of

Up to $300,000,000 in Value of Shares of its Common Stock

At a Purchase Price of Not Greater Than $25.00 Nor Less Than $22.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 10, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), by Columbia Property Trust, Inc., a Maryland corporation that has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes (the “Company”), to purchase for cash up to $300,000,000 in value of its common stock, par value $0.01 per share (the “Common Stock”), at a price specified by the tendering stockholders of not greater than $25.00 nor less than $22.00 per share of Common Stock, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in the Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of shares of Common Stock indicated below or, if no number is indicated, all shares of Common Stock you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the shares of Common Stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the related Letter of Transmittal; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares of Common Stock, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

THE UNDERSIGNED IS TENDERING SHARES OF COMMON STOCK AS FOLLOWS

(CHECK AT LEAST ONE BOX):

PRICE(S) (IN DOLLARS) PER SHARE OF COMMON STOCK AT WHICH SHARES OF COMMON STOCK ARE BEING TENDERED

By checking at least one of the following boxes below, the undersigned is tendering shares of Common Stock at the price(s) checked. This election could mean that none of the shares of Common Stock will be purchased if the Purchase Price is less than the price(s) checked below (other than the minimum price of $22.00). IF YOU WISH TO TENDER SHARES OF COMMON STOCK AT MORE THAN ONE PRICE, YOU MUST CHECK THE BOXES THAT CORRESPOND TO THE PRICES PER SHARE OF COMMON STOCK AT WHICH YOU WANT TO TENDER YOUR SHARES OF COMMON STOCK AND SPECIFY THE NUMBER OF YOUR SHARES OF COMMON STOCK THAT YOU WISH TO TENDER AT EACH APPLICABLE PRICE (SEE SECTION 3, “PROCEDURES FOR TENDERING SHARES OF COMMON STOCK”, OF THE OFFER TO PURCHASE AND INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL). The same shares of Common Stock cannot be tendered at more than one price unless previously and properly withdrawn as provided in Section 4, “Withdrawal Rights”, of the Offer to Purchase.

PRICE(S) (IN DOLLARS) PER SHARE OF COMMON STOCK AT WHICH SHARES OF COMMON

STOCK ARE BEING TENDERED

Price(s) at Which Shares of Common Stock are Tendered	Number of Whole Shares of Common Stock Tendered at Applicable Price

☐ Price $22.00

☐ Price $22.50

☐ Price $23.00

☐ Price $23.50

☐ Price $24.00

☐ Price $24.50

☐ Price $25.00

Total Number of Whole Shares of Common Stock Tendered (cannot exceed the total number of shares of Common Stock that you own)

CHECK AT LEAST ONE BOX ABOVE. IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES OF COMMON STOCK.

ODD LOTS

(See Section 1, “Number of Shares of Common Stock; Purchase Price; Proration; Odd Lots”, of the Offer to Purchase and Section 7 of the Letter of Transmittal)

Under certain conditions, stockholders holding a total of fewer than 100 shares of Common Stock may have their shares of Common Stock accepted for payment before any proration of other tendered shares of Common Stock. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more shares of Common Stock, even if these holders have separate accounts each representing fewer than 100 shares of Common Stock. Accordingly, this section is to be completed only if shares of Common Stock are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares of Common Stock. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares of Common Stock, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), shares of Common Stock with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of Common Stock and is tendering all of such shares of Common Stock.

Signature(s):

Name(s):
(Please Type or Print)
Social Security or Tax ID Number:

Address(es):

Zip Code:

Area Code and Telephone Number:

Dated: , 2013

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.